Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following:

(i) the joint filing on behalf of each of them of a statement on Schedule 13D (including subsequent amendments thereto) with respect to ordinary shares, 0.03 nominal value, of Portugal Telecom, SGPS, S.A., and

(ii) the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 29th day of May, 2012.

Telemar Participações S.A.

By:	/s/ Armando Galhardo Nunes Guerra Junior
Name: Armando Galhardo Nunes Guerra Junior
Title: Executive Officer

By:	/s/ Pedro Guimarães e Melo de Oliveira Guterres
Name: Pedro Guimarães e Melo de Oliveira Guterres
Title: Executive Officer

Oi S.A.

By:	/s/ Tarso Rebello Dias
Name: Tarso Rebello Dias
Title: Executive Officer

By:	/s/ Bayard de Paoli Gontijo
Name: Bayard de Paoli Gontijo
Title: Executive Officer

Telemar Norte Leste S.A.

By:	/s/ Tarso Rebello Dias
Name: Tarso Rebello Dias
Title: Executive Officer

By:	/s/ Bayard de Paoli Gontijo
Name: Bayard de Paoli Gontijo
Title: Executive Officer